UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

KKR & CO. L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9 West 57th Street, Suite 4200 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 750-8300
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sale of Equity Securities

On September 9, 2015, in connection with the contemplated acquisition of a 24.9% equity interest in Marshall Wace LLP and its affiliates (“Marshall Wace” or “MW”), a subsidiary (the “Purchaser”) of KKR & Co. L.P. (“KKR”) agreed to deliver at the closing of such acquisition newly issued KKR common units (“Common Units”) in excess of 1% of the currently outstanding number of Common Units in a private transaction exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.  At closing, subject to the satisfaction or waiver of customary closing conditions, including regulatory approvals, the Purchaser will subscribe for a 24.9% equity interest in MW Group (GP) Ltd. (the “Company”), the general partner of MW Group LP, the proposed new holding entity of MW, and KKR will issue approximately 7.4 million Common Units (assuming no changes in foreign exchange rates) in partial consideration for the acquired Marshall Wace equity interest.  The Common Units will be subject to a three-year restriction on transfer, subject to certain customary exceptions (including to fund the payment of certain taxes). In addition to the Common Units, KKR will deliver cash at closing, the majority of which will be required to be invested in funds managed by Marshall Wace for a minimum period of time.

Further, subject to the exercise of a put option by the Company or a call option by the Purchaser, at subsequent closings to occur in the second, third and fourth years following the initial closing described above, and subject to satisfaction or waiver of certain closing conditions, including regulatory approvals, the Purchaser may at each such closing subscribe (or be required to subscribe) for an incremental 5% equity interest, for ultimate aggregate ownership of 39.9% of Marshall Wace.  The purchase price in respect of each of these subsequent subscriptions (a “Future Price”) will be based on the future financial performance of MW and will be paid in cash unless the Purchaser elects in its sole discretion to pay all or a portion in Common Units.  50% of the Future Price must be either reinvested into investment funds managed by MW or held in Common Units, in either case for a period of three years, subject to certain customary exceptions (including to fund the payment of certain taxes).

This Current Report on Form 8-K contains forward-looking statements, including with respect to the consummation of the subscription, the initial and subsequent closings described herein and the issuance of Common Units. The forward-looking statements are based on KKR’s current beliefs, assumptions and expectations, which can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. No assurance can be had that the subscription, closings or issuances of Common Units described above will be consummated or, if they are consummated, regarding the timing of such transactions.  All forward looking statements speak only as of the date of this Current Report on Form 8-K.  KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this Current Report on Form 8-K, except to the extent required by law.

Item 7.01   Regulation FD Disclosure.

On September 9, 2015, KKR & Co. L.P. issued a press release announcing an agreement to acquire a minority interest in Marshall Wace, a leading global equity long/short and liquid alternatives manager.

The press release is furnished as Exhibit 99.1 to this Report.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release of KKR & Co. L.P., dated September 9, 2015, announcing an agreement to acquire a minority interest in Marshall Wace (This exhibit is furnished and not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. L.P.

		By:	KKR Management LLC, its general partner

Date:	September 9, 2015	By:	/s/ David J. Sorkin
		Name:	David J. Sorkin
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release of KKR & Co. L.P., dated September 9, 2015, announcing an agreement to acquire a minority interest in Marshall Wace (This exhibit is furnished and not filed)